Exhibit 10.20

THIRD AMENDMENT TO CREDIT AGREEMENT
(Third Credit Agreement)

This THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated November 8, 2012 (the "Effective Date"), is between Recovery Energy, Inc., a Nevada corporation ("Borrower"),  and Hexagon, LLC, a Colorado limited liability company, formerly known as Hexagon Investments, LLC ("Lender").

RECITALS

A.            Borrower and Lender have entered into a Credit Agreement, dated as of April 14, 2010 (as modified by that certain Amendment to Promissory Note, dated December 29, 2010, that certain Second Amendment to Promissory Note, dated November 14, 2011, that certain Amendment to Credit Agreement dated March 15, 2012, and as further amended, modified, supplemented substituted or replaced, the "Credit Agreement"), providing for a term loan in the original principal amount of $15,000,000.  Defined terms used herein and not defined herein shall have the meanings set forth in the Credit Agreement.

B.             Borrower has asked Lender, and Lender has agreed to amend the terms and conditions of the Credit Agreement to extend the Maturity Date until December 31, 2013, subject to and as more fully set forth in this Amendment.

AGREEMENT

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1.              Amendment to Credit Agreement.  Effective as of the Effective Date and upon the terms and subject to the conditions set forth in this Amendment:

(a)            Section 1.1 of the Credit Agreement is hereby amended by deleting "September 30, 2013" in the definition of"Maturity Date" and replacing it with "December 31, 2013".

(b)            Section 2.4 of the Credit Agreement is hereby amended by deleting "September 30, 2013" in the second line and replacing it with "December 31, 2013".

2.               Other Agreements.  (a) Borrower and Lender agree that all of the Loan Documents are hereby amended to reflect the amendments set forth herein and that no further amendments to any Loan Documents are required to reflect the foregoing; and (b) all references in any document to "Credit Agreement" or any "Loan Document" shall refer to the Credit Agreement or any such Loan Document, as amended pursuant to this Amendment.

3.              Representations and Warranties.  Borrower hereby certifies to Lender that as of the date of this Amendment and as of the Effective Date (taking into consideration the transactions contemplated by this Amendment) all of Borrower's  representations and warranties contained in the Credit Agreement and each of the Loan Documents are true, accurate and complete, and no Default or Event of Default has occurred under the Credit Agreement or any of the Loan Documents.  Without limiting the generality of the foregoing, Borrower represents and warrants that (i) the execution and delivery of this Amendment has been authorized by all necessary action on the part of Borrower, (ii) the person executing this Amendment on behalf of Borrower is duly authorized to do so, and (iii) this Amendment constitutes the legal, valid, binding and enforceable obligation of Borrower.

4.             Additional Documents.  Borrower shall execute and deliver, and shall cause to be executed and delivered, to Lender at any time and from time to time such documents and instruments, including without limitation additional amendments to the Credit Agreement and the Loan Documents, as Lender may reasonably request to confirm and carry out the transactions contemplated hereby or by any other Loan Documents executed in connection herewith.

5.             Continuation of the Credit Agreement and Loan Documents.  Except as specified in this Amendment, the provisions of the Credit Agreement and the Loan Documents shall remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Credit Agreement or the Loan Documents, the terms of this Amendment shall control.  This Amendment is a Loan Document.

6.             Ratification and Reaffirmation of Obligations by Borrower.  Borrower hereby (a) ratifies and confirms all of its Obligations under the Credit Agreement and each of the other Loan Documents, and acknowledges and agrees that such Obligations remain in full force and effect, and (b) ratifies, reaffirms and reapproves in favor of Lender the terms and provisions of the Credit Agreement and each of the other Loan Documents, including (without limitation), its pledges and other grants of Liens and security interests pursuant to the Loan Documents.

7.             Release and Indemnification.

(a)          Borrower hereby fully, finally, and forever releases and discharges Lender, and its successors, assigns, directors, officers, employees, agents and representatives, from any and all causes of action, claims, debts, demands and liabilities, of whatever kind or nature, in law or equity, of Borrower, whether now known or unknown to Borrower in respect of (i) the Obligations under the Credit Agreement and each of the other Loan Documents or (ii) the actions or omissions of Lender in any manner related to the Obligations under the Credit Agreement and each of the other Loan Documents; provided that this Section shall only apply to and be effective with respect to events or circumstances existing or occurring prior to and including the date of this Amendment.

(b)          Without limiting Section 7.3 of the Credit Agreement, Borrower hereby agrees to indemnify, defend, and hold harmless Lender and its successors, assigns, directors, officers, employees, agents and representatives (each an "Indemnified  Party" and collectively the "Indemnified Parties") from and against any and all accounts, covenants, agreements, obligations, claims, debts, liabilities, offsets, demands, costs, expenses, actions or causes of action of every nature, character and description, whether arising at law or equity or under statute, regulation or otherwise, and whether liquidated or unliquidated, contingent or noncontingent, known or unknown, suspected or unsuspected ("Claims"), arising from or made under any legal theory, which any of Indemnified Parties may incur as a direct or indirect consequence of or in relation to any acts or omissions of Borrower arising from or relating to any of: (i) the Credit Agreement; (ii) the Loan Documents; (iii) this Amendment; or (iv) any documents executed by Borrower in connection with this Amendment.  Should any Indemnified Party incur any such Claims, or defense of or response to any Claims or demand related thereto, the amount thereof, including costs, expenses and attorneys' fees, shall be added to the amounts due under the Loan Documents, and shall be secured by any and all liens created under and pursuant to the Loan Documents.  This indemnity shall survive until the Obligations have been indefeasibly paid in full and the termination, release or discharge of Borrower.

To the extent permissible under applicable law, this indemnity shall not limit any other rights of indemnification, subrogation or assignment, whether explicit, implied, legal or equitable, that any Indemnified Party may have.

8.             No Waiver. This Amendment does not constitute a waiver by Lender of Borrower's compliance  with any covenants, or a waiver of any Defaults or Events of Default, under the Credit Agreement or any of the Loan Documents, and shall not entitle the Borrower to any amendments or waivers in the future.

9.             Miscellaneous. Article VIII of the Credit Agreement is hereby incorporated  by reference into this Amendment.

[Signature Pages Follow]

Borrower and Lender have executed this Third Amendment to Credit Agreement as of the date first above written.

HEXAGON, LLC			RECOVERY ENERGY, INC.
By:	Hexagon, Inc., its Manager

	By:	/s/ Brian Fleischmann	By:	/s/ A. Bradley Gabbard
		Brian Fleischmann		A. Bradley Gabbard
		Executive Vice President		Chief Financial Officer